UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

CINEMARK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33401	20-5490327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Plano, Texas 75093

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 972. 665.1000

N/A

(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	On May 18, 2023, we held our Annual Meeting of Stockholders.

(b)	Stockholders voted on the matters set forth below.

1.

The nominees for election to the Company’s Board of Directors set forth in Item 1 to the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 6, 2023, were elected to hold office until the Company’s 2026 annual meeting of stockholders, based upon the following votes:

Nominee	For	Withhold	Broker Non Vote
Nancy Loewe	80,448,719	5,252,514	9,312,751
Steven Rosenberg	76,368,830	9,332,403	9,312,751
Enrique Senior	83,839,481	1,861,752	9,312,751
Nina Vaca	80,026,925	5,674,308	9,312,751

2.	The proposal to approve, on an advisory basis, the 2022 compensation of the Company’s Named Executive Officers was approved based on the following votes:

For	81,624,174
Against	4,004,186
Abstain	72, 873
Broker Non Vote	9,312,751

3.

The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, was approved based upon the following votes:

For	92,708,253
Against	2,206,140
Abstain	99,591

4.	The proposal on the advisory vote on the frequency of vote on our executive compensation program received the following votes:

For 1 year	84,787,369
For 2 years	28,755
For 3 years	340,881
Abstain	544,228

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
Name:	Michael D. Cavalier
Title:	Executive Vice President – General Counsel & Business Affairs

Date: May 19, 2023

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